                                                EXHIBIT 4.5


                        SUBORDINATED NOTE

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144
THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

No.1                                                 $150,000,000

                      Original Issuance Date:  September 29, 1997

                                 Issuance Date:  October 27, 1997

                    ENSERCH EXPLORATION, INC.

                Subordinated Increasing Rate Note

          ENSERCH EXPLORATION, INC., a Texas corporation
(together with its successors, the "Issuer"), for value received, hereby promises to pay to:

                        EEX CAPITAL INC.
              and registered assigns (the "Holder")

                      the principal sum of

                ONE HUNDRED FIFTY MILLION DOLLARS

on demand, or if no demand has been made, on August 4, 2005, together with interest thereon from and after the date hereof until maturity on the dates and at the rates hereinafter provided.

          This Subordinated Note is subject to the terms of that certain Subordination Agreement effective as of September 29, 1997 executed by Holder in favor of The Chase Manhattan Bank, as Administrative Agent and for the benefit of the Lenders from time to time party to the EEX Credit Agreement hereinafter described (the "Subordination Agreement"), and shall replace that certain demand note dated June 5, 1997 in the original face principal amount of $150,000,000 made by EEX in favor of Payee (the "Existing Note") and to re-evidence the debt evidenced by the Existing Note, which debt remains outstanding as of the date hereof. Notwithstanding the execution of the replacement of the Existing Note with this Subordinated Note, any accrued and unpaid interest under the Existing Note as of the date hereof shall remain outstanding and shall be payable in full on the next Interest Payment Date hereunder.

          Issuer shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered Holders of this Subordinated Note and of all transfers of hereof. The ownership of this Subordinated Note (or any Subordinated Note issued in replacement herefor) shall be proven by the Register.

          Section 1.     Definitions.  As used herein:

     (a) capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Subscription
Agreement, and

     (b)  the following terms shall have the following meanings:

          "Dividend Period" have the meaning assigned in the Certificate of Designations.

          "Dividends"   have   the  meaning   assigned   in   the
Certificate of Designations.

          "Dollars" and "$" shall mean lawful money of the United
States of America.

          "Interest Payment Date" shall mean a "Dividend  Payment
Date" under and as described in the Certificate of Designations.

          "Interest Periods" shall mean the periods (i) in the case of the first Interest Period, from September 29, 1997, to but excluding December 31, 1997, and in the case of each subsequent Interest Period, from the last Business Day of a calendar quarter to but excluding the last Business Day of the following calendar quarter or, if earlier, the maturity date of this Subordinated Note.

          "Prohibited Indebtedness" shall mean any Indebtedness of or guaranteed by EEX Capital other than (a) the Indebtedness evidenced by this Subordinated Note (and subordinated Notes issued in replacement hereof), and (b) additional Indebtedness of EEX Capital to EEX or another Affiliate not to exceed $10,000,000 in aggregate principal amount.

          "Responsible Officer" shall mean, as to EEX or any Subsidiary, the Chief Executive Officer, the President or any Vice President of EEX Capital and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer, Controller, Vice President, Finance, Treasurer or Treasury Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of EEX.

          "Subscription Agreement" shall mean the Amended and Restated Preferred Stock Subscription Agreement effective as of September 29, 1997 by and among EEX, EEX Capital and UBS
Securities LLC, individually and as Placement Agent for the holders of the Preferred Stock, as the same may be amended, supplemented, restated or replaced from time to time.

          Section 2. Interest and Payment. Subject in each of the following cases to the terms of the Subordination Agreement:

     (a) Interest shall accrue on the unpaid principal balance of this Subordinated Note for each Interest Period at the rate of interest equal to the lesser of (i) the sum of the Dividends and Additional Costs owing for the continuous Dividend Period for the Preferred Stock whether or not such Dividends or Additional Costs are described or paid and (ii) the Maximum Rate (defined below);

     (b) The outstanding principal balance of this Subordinated Note shall be due and payable on demand, but if no demand has been made, on August 4, 2005. Interest on the unpaid principal balance of this Subordinated Note shall be due and payable on each Interest Payment Date, commencing on the Interest Payment Date occurring on December 31, 1997, until the maturity hereof (whether due to demand, a Maturing Event, or expiration of term), at which time all unpaid principal of and accrued interest on this Subordinated Note shall be due and payable; and

     (c) Issuer may redeem this Subordinated Note upon ten (10) Business Days' prior notice to Holder and the Placement Agent which notice shall specify the redemption date (which shall be an Interest Payment Date) and the amount of the redemption (which shall be at least $10,000,000 or any whole multiple of $100,000 in excess thereof or the remaining aggregate principal balance outstanding on this Subordinated Note) and shall be irrevocable and effective only upon receipt by Holder and the Placement Agent, provided that interest on the principal prepaid, accrued to the redemption date, shall be paid on the redemption date.

          Section 3. General Provisions.

          All principal, interest and other sums payable under this Subordinated Note shall be paid on the day when due in immediately available funds in lawful money of the United States of America. All payments made as scheduled on this Subordinated Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal.

          Notwithstanding the failure of the holder hereof to make prior actual demand hereon, this Subordinated Note shall mature and, subject to the Subordination Agreement, be due and payable at once, without demand, upon the occurrence of any of the following events (each, a "Maturing Event"):

     (a) If Issuer shall fail to pay when due any principal of or interest on this Subordinated Note and such failure shall continue unremedied for a period of thirty (30) days; or

(b) If Issuer or Holder shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
     (c) If Issuer or Holder shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition, as debtor, seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate or partnership action for the purpose of effecting any of the foregoing;

     (d) If a proceeding or case shall be commenced, without the application or consent of Issuer or Holder in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Issuer or Holder of all or any substantial part of its Property, or (iii) similar relief in respect of Issuer or Holder under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against Issuer or Holder shall be entered in an involuntary case under the Federal Bankruptcy Code; or

     (e) If an "Event of Default" under and as defined in (i) the EEX Credit Agreement, (ii) the Subscription Agreement or (iii) the
Certificate of Designations shall occur; or

     (f) If EEX or any of its Subsidiaries shall default in the performance of any of its obligations under any other Transaction Document or EEX Capital shall default in the performance of any of its obligations under any other Section of this Subordinated Note not covered by the foregoing clauses (a) through (e) and such default shall continue unremedied for a period of sixty (60) days after the earlier to occur of (i) notice thereof to EEX by the Placement Agent, as EEX Capital's attorney-in-fact, or (ii) a Responsible Officer of EEX otherwise becoming aware of such default; or

     (g)  If any Change of Control shall occur.

          Upon the occurrence of a Maturing Event under subparagraph (a), (e), (f) or (g) above, subject to the terms of the Subordination Agreement, Holder shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Subordinated Note at once due and payable (and upon such declaration, the same shall be at once due and payable) and to exercise any of its other rights, powers and remedies under this Subordinated Note or at law or in equity. Upon the occurrence of a Maturing Event under subparagraph (b), (c) or (d) above, the entire unpaid principal balance of this Subordinated Note and all accrued but unpaid interest thereon shall automatically be accelerated and immediately due and payable in full, without notice, presentment, protest, demand or notice of any kind, each of which is hereby expressly waived by Issuer.

          Subject to the terms of the Subordination Agreement, this Subordinated Note is a demand obligation subject to being called at any time without reason upon actual demand by the holder hereof. The inclusion of a payment schedule and maturity clause in this Subordinated Note is merely to provide terms for payment and acceleration in the absence of actual demand, and does not affect or impair the holder's absolute right, subject to the Subordination Agreement, to demand payment of this Subordinated Note at any time without reason. Issuer has agreed that the holder may delay demand until, or make demand at any time before, the maturity date otherwise specified above.

          Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Subordinated Note or any other right, power or remedy upon any Maturing Event shall be considered as a waiver of such Maturing Event or as a waiver of the right to exercise any such right, power or remedy at any time. Without limiting the generality of the foregoing provisions, the acceptance by Holder from time to time of any payment under this Subordinated Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not constitute a waiver of or impair or establish any right or remedy of Holder.

          It is the intent of Holder and Issuer in the execution of this Subordinated Note to contract in strict compliance with applicable usury law. In furtherance thereof, Holder and Issuer stipulate and agree that none of the terms and provisions contained in this Subordinated Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the Maximum Rate; that neither Issuer nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Subordinated Note shall ever be obligated or required to pay interest on this Subordinated Note at a rate in excess of the Maximum Rate; and that the provisions of this paragraph shall control over all other provisions of this Subordinated Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Subordinated Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event demand is made prior to the maturity date hereof or if the maturity of this Subordinated Note is accelerated. If demand shall be made, or if the maturity of this Subordinated Note shall be accelerated for any reason or if the principal of this Subordinated Note is paid prior to maturity of this Subordinated Note, and as a result thereof the interest received for the actual  period  of  existence  of  the  loan  evidenced  by  this
Subordinated Note exceeds the Maximum Rate, the holder of this Subordinated Note shall, at its option, either refund to Issuer the payment of such excess or credit the amount of such excess against the principal balance of this Subordinated Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Holder or any other holder of this Subordinated Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which is determined to constitute interest which would increase the effective interest rate on this Subordinated Note to a rate in excess of the Maximum Rate, an amount equal to interest in excess of the Maximum Rate shall, upon such determination, at the option of the holder of this Subordinated Note, be either immediately returned to Issuer or credited against the principal balance of this Subordinated Note then outstanding, in which event any and all penalties of any kind under applicable law a result of such excess interest shall be inapplicable. As used herein, the term "Maximum Rate" means the maximum nonusurious rate of interest per annum permitted by Texas law, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. To the extent, if any, that Chapter One ("Chapter One") of Title 79, Texas Revised Civil Statutes, 1925, as amended, establishes the Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as defined in Chapter One) in effect from time to time. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Subordinated Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

          Issuer  waives  demand (unless upon occurrence  of  the
stated maturity date), presentment for payment, notice of dishonor, protest and notice of protest, diligence in collecting or in bringing suit against any party to this Subordinated Note, and the application of any bank balance or collateral security or the proceeds therefrom as payment or part payment on this obligation or as an offset to this Subordinated Note, and agrees to all extensions and partial payments, with or without notice, before or after maturity (whether due to demand, a Maturing Event or expiration of term).

          All of the covenants, stipulations, promises, and agreements contained in this Subordinated Note by or on behalf of Issuer shall bind its successors and assigns.

          THIS  SUBORDINATED NOTE, AND ITS VALIDITY,  ENFORCEMENT
AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW.

          Time shall be of the essence in this Subordinated Note with respect to all of Issuer's obligations hereunder.

          THIS NOTICE REPRESENTS THE FINAL AGREEMENT BETWEEN ISSUER AND HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF ISSUER AND HOLDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ISSUER AND HOLDER.

                             ENSERCH EXPLORATION, INC.



                             By:_______________________________
                             Joseph T. Leary
                             Vice PresidentFinance and Treasurer